CONSENT OF CARDNO MM&A

We hereby consent to (a) being named in the Annual Report on Form 20-F of ArcelorMittal for the year ended December 31, 2012 (the “2012 20-F”) as having prepared certain coal reserve estimates and (b) the incorporation by reference of the 2012 20-F into the Registration Statements Nos. 333-147382, 333-153576, 333- 162697 and 333-170117 on Form S-8 and Registration Statement No. 333-179763 on Form F-3.

Cardno MM&A 534 Industrial Park Road Bluefield, VA 24605 USA

CARDNO MM&A	Phone +1 276 322 5467
Fax +1 276 322 5460
By: /s/ J. Scott Nelson	www.cardno.com
[J. Scott Nelson, C.P G.]
[Vice President]	www.cardnomma.com

[Blacksburg, Virginia]
[January 30, 2013]

By: /s/ George J. Oberlick
[George J. Oberlick, P.E.]
[Vice President]

[Charleston, West Virginia]
[January 30, 2013]

By: /s/ Justin S. Douthat
[Justin S. Douthat, P.E., M.B.A.]
[Director of Engineering Services]

[Bluefield, Virginia]
[January 30, 2013]

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